                                                                    Exhibit 4.16





                             NOTE PURCHASE AGREEMENT

                         Dated as of September 21, 1999

                                      Among

                          AMERICA WEST AIRLINES, INC.,

                            WILMINGTON TRUST COMPANY,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                            WILMINGTON TRUST COMPANY,
                             as Subordination Agent

                            WILMINGTON TRUST COMPANY,
                                 as Escrow Agent

                                       and

                            WILMINGTON TRUST COMPANY,
                                 as Paying Agent

                        INDEX TO NOTE PURCHASE AGREEMENT

                                                                                                               Page
                                                                                                               ----
SECTION 1.  Financing of Aircraft.................................................................................2

SECTION 2.  Conditions Precedent..................................................................................8

SECTION 3.  Representations and Warranties........................................................................8

SECTION 4.  Covenants ...........................................................................................12

SECTION 5.  Notices .............................................................................................14

SECTION 6.  Expenses ............................................................................................15

SECTION 7.  Further Assurances...................................................................................16

SECTION 8.  Miscellaneous........................................................................................16

SECTION 9.  Governing Law........................................................................................17



                                          Schedules

Schedule I                 Aircraft and Scheduled Delivery Months
Schedule II                Pass Through Trust Agreements
Schedule III               Deposit Agreements
Schedule IV                Escrow and Paying Agent Agreements
Schedule V                 Mandatory Document Terms
Schedule VI                Mandatory Economic Terms
Schedule VII               Aggregate Amortization Schedule


                                           Annex

Annex A                    Definitions


                                          Exhibits

Exhibit A-1                Form of Leased Aircraft Participation Agreement
Exhibit A-2                Form of Lease
Exhibit A-3                Form of Leased Aircraft Indenture
Exhibit A-4                Form of Aircraft Purchase Agreement Assignment
Exhibit A-5                Form of Leased Aircraft Trust Agreement
Exhibit B                  Form of Delivery Notice

Exhibit C-1                Form of Owned Aircraft Participation Agreement
Exhibit C-2                Form of Owned Aircraft Indenture
Exhibit D                  Additional Subordination Provision for Series D Equipment Notes

                             NOTE PURCHASE AGREEMENT

                  This NOTE PURCHASE AGREEMENT, dated as of September 21, 1999, among (i) AMERICA WEST AIRLINES, INC., a Delaware corporation (the "Company"),
(ii) WILMINGTON TRUST COMPANY ("WTC"), a Delaware banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the three separate Pass Through Trust Agreements (as defined below), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under each of the Escrow and Paying Agent Agreements (as defined below) and (v) WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.

                              W I T N E S S E T H:

                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

                  WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the ten aircraft listed on Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "Aircraft");

                  WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the Aircraft;

                  WHEREAS, the Company has entered into the Purchase Agreement dated as of September 14, 1999 (the "Purchase Agreement") with the several initial purchasers (the "Initial Purchasers") named therein, which provides that the Company will cause each Pass Through Trustee to issue and sell the Certificates to the Initial Purchasers;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Initial Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Initial Purchasers to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Initial Purchasers, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent

Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Initial Purchasers agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

                  WHEREAS, prior to (or, in the case of the utilization of bridge financing, after) the delivery of each Aircraft from the Manufacturer, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such Aircraft (a "Leased Aircraft") or to purchase as owner such Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;

                  WHEREAS, upon receipt of a Delivery Notice with respect to an Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such Aircraft;

                  WHEREAS, upon the delivery of each Aircraft, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Morgan Stanley Capital Services, Inc., a Delaware corporation (the "Liquidity Provider"), has entered into two revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificateholders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and
(ii) the Pass Through Trustee, the Liquidity Provider, the Policy Provider (as defined below) and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"); and

                  WHEREAS, concurrently with the execution and delivery of this Agreement Ambac Assurance Corporation (the "Policy Provider") has entered into the Insurance and Indemnity Agreement (the "Policy Provider Agreement"), with the Company and the Subordination Agent, as agent and trustee for the Pass Through Trustee of the Class G Trust on behalf of the Class G Trust, and the Policy Provider has issued the certificate guaranty insurance policy (the "Policy") provided for therein for the benefit of the Class G Certificateholders.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Financing of Aircraft. (a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase, and the Manufacturer has agreed to deliver, the Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance the Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

                  (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary, the Policy Provider and each of the Rating Agencies not less than two Business Days' prior written notice in the form of the notice set out in Exhibit B hereto (a "Delivery Notice") of the scheduled delivery date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of each Aircraft under the Aircraft Purchase Agreement, or in the case of the utilization of bridge financing as contemplated by Section 1(e) hereof in respect of any Aircraft, one Business Day's prior notice of the date of the financing of such Aircraft pursuant to the relevant Financing Agreements, which notice shall:

                  (i) specify whether the Company has elected to treat such Aircraft as a Leased Aircraft or an Owned Aircraft;

                  (ii) specify the Scheduled Delivery Date of such Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in Section 1(f) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated);

                  (iii) instruct the Pass Through Trustee to execute and deliver to the relevant Escrow Agent a withdrawal certificate in the form of Exhibit B to the Escrow Agent so as to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such Aircraft;

                  (iv) instruct the Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;

                  (v) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and

                  (vi) if such Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

Notwithstanding the foregoing, (i) in the event the date of issuance of the Certificates coincides with the Scheduled Delivery Date of any Aircraft to be financed pursuant to the terms hereof, the Delivery Notice therefor may be delivered to the parties hereto on such Scheduled Delivery Date and (ii) the Delivery Notice shall be modified in the case of a Special Structure as described in Section 1(c) below.

                  (c) Upon receipt of a Delivery Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement and other instructions specified in such Delivery Notice, provided that such Participation Agreement and the other Lease Financing Agreements or Owner Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements) or by the initial purchasers of the Series D Equipment Notes or Class D Certificates (as defined in the Intercreditor Agreement), agreed to by the Company and, if modified in any material respect, as to which prior written consent of the Policy Provider shall have been obtained and as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee on or before the relevant Delivery Date, it being understood that if Policy Provider consent and Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent Aircraft (or Substitute Aircraft) without material modifications, no additional Policy Provider consent or Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms. Notwithstanding the foregoing, (i) if the Company elects to structure the financing of a New Aircraft in a way other than contemplated by the forms of Financing Agreements annexed to this Agreement (a "Special Structure"), it shall specify in the Delivery Notice that the forms of financing agreements to be entered into by the Applicable Pass Through Trustees and Subordination Agent shall be furnished by the Company on the Funding Date, provided that (x) such financing agreements shall not vary the Mandatory Economic Terms, (y) the Company shall furnish to each applicable Pass Through Trustee a Rating Agency Confirmation from each Rating Agency on or prior to the relevant Funding Date and (z) the Company shall have obtained the prior written consent of the Policy Provider to such Special Structure, and (ii) an Indenture may be modified to the extent required pursuant to Section 4(a)(vi) of this Agreement. The Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any such Rating Agency Confirmation. With respect to each Aircraft (except in the case of a Special Structure), the Company shall cause WTC (or such other person that meets the eligibility requirements to act as mortgagee under the Leased Aircraft Indenture or Owned Aircraft Indenture) shall execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and the Company shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of the Policy Provider or of either Rating Agency, the Company shall deliver or cause to be delivered to such Rating Agency a true and complete copy of each Financing Agreement (or, in the case of a Special Structure, each financing agreement) relating to the financing of each Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

                  (d) If after giving any Delivery Notice, there shall be a delay in the delivery of an Aircraft, or if on the Scheduled Delivery Date of an Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Policy Provider prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Policy Provider a substitute Delivery Notice specifying the date to which such delivery and related financing shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 7.01 of each of the Pass Through Trust Agreements and thereafter the financing of the relevant Aircraft shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements or other financing agreements in the case of a Special Structure) unless further postponed as provided herein.

                  (e) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Delivery Date of any Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date of such Aircraft so as to enable the Company to change its election to treat such Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of Section 1(b) hereof and specifying the new Funding Date for such postponed Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of an Aircraft under the Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such Aircraft and promptly thereafter give the parties hereto a Delivery Notice specifying a Funding Date not later than 90 days after the Delivery Date of such Aircraft and no later than the Cut-off Date and otherwise complying with the provisions of
Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Delivery Date of such Aircraft for all purposes of this Section 1, (ii) the related Financing Agreements (or other financing agreements in the case of a Special Structure) shall be amended to reflect the original delivery of such Aircraft to the Company and (iii) the related Financing Agreements shall be amended to reflect the seller of such Aircraft, and the recipient of payment of the purchase price therefor, as the Company and (iv) in the case of a Leased Aircraft, the Aircraft Purchase Agreement Assignment shall be modified to cover only an assignment of the relevant warranties.

                  (f) If the Scheduled Delivery Date for any Aircraft is delayed for any reason (including the casualty loss thereof) more than 30 days beyond the last day of the month set forth opposite such Aircraft under the heading "Scheduled Delivery Months" in Schedule I hereto, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "Substitute Aircraft"): (i) a Substitute Aircraft must be an Airbus A319-100 or A320-200 aircraft manufactured after the date of this Agreement, (ii) one or more Substitute Aircraft of the same or different types may be substituted for one or more Aircraft of the same or different types so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms and
(iii) the Company shall be obligated to obtain prior written consent of the Policy

Provider and to obtain Rating Agency Confirmation in respect of the replacement of any Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such Aircraft.

                  (g) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Premium pursuant to Section 4(a)(i) of this Agreement.

                  (h) The parties agree that if, in connection with the delivery of an Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "Citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, (x) to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto and (y) to be otherwise consistent with such state of affairs.

                  (i) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

                  (j) Notwithstanding the foregoing provisions of this Section 1, and anything herein to the contrary notwithstanding, upon not less than 30 days' prior written notice to the parties hereto, the Company shall have the right, within 120 days after the date any Aircraft has been financed as an Owned Aircraft, to sell such Owned Aircraft and transfer title to such Owned Aircraft to an Owner Trustee for the benefit of an Owner Participant (which shall be a Qualified Owner Participant) in a transaction in which such Owner Trustee assumes all of the obligations of the Company under the relevant Equipment Notes and the Owned Aircraft Indenture on a non-recourse basis (with the Company being released from such obligations, except to the extent accrued prior thereto), leases the Aircraft to the Company and assigns such lease to the Loan Trustee pursuant to an amended and restated trust indenture (a "Sale/Leaseback Transaction"). In connection with such Sale/Leaseback Transaction, the Company and the relevant Note Holders will execute and deliver appropriate documentation permitting the Owner Trustee to assume the obligations of the Company under the relevant Equipment Notes and the Owned Aircraft Indenture on a non-recourse basis, releasing the Company from all obligations in respect of such Equipment Notes and the Owned Aircraft Indenture (except to the extent accrued prior thereto), and take all other actions as are reasonably necessary to permit such assumption by the Owner Trustee. In connection with any such Sale/Leaseback Transaction, the parties hereto agree that (a) the documents to be utilized shall be (i) an amended and restated participation agreement amending and restating the Participation Agreement, such amended and restated participation agreement to be substantially in the form of the Leased Aircraft Participation Agreement, among the Company, the relevant Note Holders, the Owner Participant, the Owner Trustee, and the Loan Trustee , with (x) such changes to such form to reflect the assumption of such Equipment Notes by the Owner Trustee on a non-recourse basis rather than the issuance thereof by the Owner Trustee and original purchase thereof by the Note Holders and also to reflect the release of the Company from all obligations under such Equipment Notes and the Owned Aircraft Indenture (except to the extent accrued prior thereto) and (y) such other changes as may be permitted in accordance with the provisions of Section 1(c) hereof applicable to a Leased Aircraft Participation Agreement in connection with a leverage lease transaction, (ii) a lease agreement, such lease agreement to be substantially in the form of the Lease between the Company and the Owner Trustee with such changes as may be permitted in accordance with the provisions of Section 1(c) hereof applicable to the Lease in connection with a leveraged lease transaction, (iii) an amended and restated trust indenture amending and restating the relevant Owned Aircraft Indenture, such amended and restated trust indenture to be substantially in the form of a Leased Aircraft Indenture, between the Owner Trustee and the Loan Trustee, with
(x) such changes to such form to reflect the assumption of all of the obligations of the Owner Trustee under relevant Equipment Notes and the relevant Owned Aircraft Indenture on a non-recourse basis and the release of the obligations of the Company under such Equipment Notes and the relevant Owned Aircraft Indenture and (y) such other changes as may be permitted in accordance with the provisions of Section 1(c) hereof applicable to a Leased Aircraft Indenture in connection with a leveraged lease transaction, (iv) a purchase agreement assignment, such purchase agreement assignment to be substantially in the form of the Aircraft Purchase Agreement Assignment between the Company and the Owner Trustee with such changes as may be permitted in accordance with the provisions of Section 1(c) hereof applicable to an Aircraft Purchase Agreement Assignment in connection with a leveraged lease transaction, and (v) a trust agreement, such trust agreement to be substantially in the form of a Trust Agreement, between the Owner Trustee and the Owner Participant with such changes as may be permitted in accordance with the provisions of Section 1(c) hereof applicable to a Trust Agreement in connection with a leveraged lease transaction and (b) the relevant Equipment Notes shall be delivered to the Loan Trustee for cancellation in exchange for new equipment notes to be issued to the Note Holders by the Owner Trustee upon the authentication thereof by the Loan Trustee, such new equipment notes to be substantially in the form contained in
Section 2.01 of the Leased Aircraft Indenture. Such new equipment notes will have the same payment terms except that in the event that the Company enters into a Sale/Leaseback Transaction prior to the first Regular Distribution Date occurring after the issuance of the Equipment Notes relating to that Aircraft, the Company shall have the right to reoptimize the new equipment notes to be issued to the Note Holders by the Owner Trustee in compliance with the Mandatory Economic Terms.

                  Notwithstanding the foregoing, the Company shall not have the right to enter into a Sale/Leaseback Transaction unless the Company (a) either
(i) causes to be delivered to the Loan Trustee an opinion of counsel to the effect that the Certificateholders will not recognize income, gain or loss for Federal income tax purposes as a result of such assumption and release and will be subject to Federal income tax in the same amounts, in the same manner and at the same time as would have been the case if such assumption and release had not occurred and that the Pass Through Trusts will not be subject to Federal income taxation as a result of such assumption and release or (ii) provides an indemnification in favor of the holders of the Certificates in form and substance reasonably satisfactory to the Pass Through Trustees and (b) obtains Policy Provider consent and a Rating Agency Confirmation with respect thereto. In addition, the Company agrees to otherwise comply with the provisions of Sections 1(c) and 2 hereof in connection with any Sale/Leaseback Transaction.

                  SECTION 2. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement or financing agreement relating to a Special Structure as directed pursuant to a Delivery Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

                  (a) no Triggering Event shall have occurred;

                  (b) the Company shall have delivered a certificate to each such Pass Through Trustee, the Policy Provider and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement or, in the case of a Special Structure, the financing agreements to be entered into in connection with such Special Structure do not vary the Mandatory Economic Terms and, except in the case of a Special Structure, contain the Mandatory Document Terms, (ii) any substantive modification of such Financing Agreements or financing agreement relating to a Special Structure from the forms of Financing Agreements attached to this Agreement do not materially and adversely affect the Policy Provider or the Certificateholders and, in the case of a Special Structure, do not expose the Policy Provider, the Liquidity Provider or the Certificateholders to any material additional risks beyond those to which such persons would have been exposed absent such Special Structure, and such certification shall be true and correct; and

                  (c) in the case of a Special Structure, a copy of the Rating Agency Confirmations and the Policy Provider consent required under
         Section 1(c) shall have been delivered to each such Pass Through
         Trustee.

                  Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

                  SECTION 3. Representations and Warranties. (a) The Company represents and warrants that:

                           (i) the Company is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in
                  Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                           (ii) the execution and delivery by the Company of
                  this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or (other than any violation that would not result in a Material Adverse Change to the Company) the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) assuming the due authorization, execution and
                  delivery hereof by the other parties hereto this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (b) WTC represents and warrants that:

                           (i) WTC is duly incorporated, validly existing and in
                  good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                           (ii) the execution and delivery by WTC, in its
                  capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) this Agreement constitutes the legal, valid and
                  binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in
Section 7.15 of each Pass Through Trust Agreement are true and correct as of the date hereof.

                  (d) The Subordination Agent represents and warrants that:

                           (i) the Subordination Agent is duly incorporated,
                  validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                           (ii) this Agreement has been duly authorized,
                  executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                           (iii) none of the execution, delivery and performance
                  by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                           (iv) neither the execution and delivery by the
                  Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Delaware governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                           (v) there are no Taxes payable by the Subordination
                  Agent imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

                           (vi) there are no pending or threatened actions or
                  proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

                  (e) The Escrow Agent represents and warrants that:

                           (i) the Escrow Agent is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                           (ii) the execution and delivery by the Escrow Agent
                  of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) each of the Escrow Agent Agreements constitutes
                  the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  (f) The Paying Agent represents and warrants that:

                           (i) the Paying Agent is duly incorporated, validly
                  existing and in good standing under the laws of the State of Delaware and has the full corporate power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                           (ii) the execution and delivery by the Paying Agent
                  of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                           (iii) each of the Paying Agent Agreements constitutes
                  the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                  SECTION 4. Covenants. (a) The Company covenants with each of the other parties hereto that:

                  (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;

                  (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence;

                  (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under
         Section 1110 and (ii) in the case of Owned Aircraft, the Loan Trustee to the rights afforded to secured parties of aircraft equipment under
         Section 1110;

                  (iv) Section 13.2.1 of each Lease is hereby incorporated by reference herein;

                  (v) the Company agrees to provide written notice to each of the parties hereto of the occurrence of the Cut-off Date no later than one Business Day after the date thereof; such notice to refer specifically to the Pass Through Trustee's obligation to assign, transfer and deliver all of its right, title and interest to the Trust Property (as defined in each Pass Through Trust Agreement) to the trustee of the Related Trust (as defined in each Pass Through Trust Agreement) in accordance with Section 11.01 of each of the Pass Through Trust Agreements;

                  (vi) the Company shall not issue Series D Equipment Notes pursuant to any Owned Aircraft Indenture or Leased Aircraft Indenture unless it shall have obtained written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates without regard to the Policy or (ii) a withdrawal or suspension of the rating of any Class of Certificates; if such conditions to the issuance of Series D Equipment Notes are satisfied, the parties hereto agree to enter into such amendments and modifications to the Intercreditor

         Agreement, each Pass Through Trust Agreement and the other Financing Agreements as shall be reasonably requested by the Company to facilitate the issuance of the same and any Series D Pass Through Certificates. The Company will (i) cause the Indenture under which any Series D Equipment Notes are issued to provide for the subordination of the Series D Equipment Notes to the Series C Equipment Notes, the Policy Obligations (as defined in the Intercreditor Agreement), the Series G Equipment Notes and the Liquidity Obligations (as defined in the Intercreditor Agreement) in the same manner as the Series C Equipment Notes are subordinated to the Policy Obligations, the Series G Equipment Notes and the Liquidity Obligations and (ii) if Series D Equipment Notes are initially issued to other than the pass through trustee for the Class D Certificates (as defined in the Intercreditor Agreement), (A) cause such Series D Equipment Notes to be subject to the provisions of the Intercreditor Agreement that allow for the "Controlling Party" (as defined in the Intercreditor Agreement), during the continuance of an "Indenture Default" (as defined in the Intercreditor Agreement), to direct the Loan Trustee in taking action under the applicable Indenture and (B) cause the Indenture under which such Series D Equipment Notes are issued to include, in substance, the provisions set forth in Exhibit D to this Agreement; and

                  (vii) If the Depositary's long-term unsecured debt rating shall at any time fall below BBB+ from Standard & Poor's or Baa1 from Moody's, the Company shall, within 45 days of such event occurring, cause the Depositary to be replaced with a depository bank that has short-term ratings of at least P-1 from Moody's and A-1 from Standard & Poor's and long-term unsecured ratings of at least A2 from Moody's and A from Standard & Poor's (a "Replacement Depositary") on the following terms and preconditions:

                  (A) the Company shall obtain written confirmation from each Rating Agency that such replacement will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policy);

                  (B) the Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary; and

                  (C) the Company shall cause the Escrow Agent and the Replacement Depositary to enter into a Replacement Deposit Agreement for each Class of Certificates and shall cause the Replacement Depositary to deliver to the Company, the Policy Provider and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

                  Upon satisfaction of the foregoing conditions, the Company shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

                  Each of the parties hereto agrees, at the Company's request, to enter into any amendments to this Agreement, the Escrow and Paying Agent Agreements and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary with the Replacement Depositary and the replacement of the Deposit Agreements with the Replacement Deposit Agreements.

                  Upon the execution and delivery of the Replacement Deposit Agreements, the Replacement Depositary shall be deemed to be the Depositary with all of the rights and obligations of the Depositary hereunder and under the other Operative Agreements and the Replacement Deposit Agreements shall be deemed to be the Deposit Agreements hereunder and under the other Operative Agreements, except that the obligations of the replaced Depositary under the last two sentences of
         Section 1.4(a) of its Deposit Agreements shall remain in full force and effect notwithstanding the execution and delivery of the Replacement Deposit Agreements.

                  (b) WTC, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102 of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

                  (c) the Subordination Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to any Liquidity Facility, the Policy Provider Agreement or the Intercreditor Agreement without the Company's consent, if such amendment or modification would adversely affect the interests of the Company.

                  (d) The Escrow Agent covenants with each of the other parties hereto that it will not agree or consent to any amendment or modification to any Deposit Agreement or Escrow and Paying Agent Agreement without the Company's consent, if such amendment or modification would adversely affect the interests of the Company.

                  SECTION 5. Notices. Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party below the signature of such party at the foot of this Agreement, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Notice shall be given to the Policy Provider at the address specified in the Policy Provider Agreement. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed by facsimile or telecommunication transmission, when received unless received outside of business hours, in which case on the next open of business on a Business day.

                  SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.
                  (b) The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Policy Provider under Section 3.02 of the Policy Provider Agreement multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G Trust and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreement pertaining to the Class G Trust.

                  (c) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement (as may be modified by any separate letter agreement) except with respect to any Unindemnified Taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (iv) all compensation and reimbursement of expenses and disbursements payable to the Policy Provider under the Policy Provider Agreement, and (v) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent, the Paying Agent and/or the Policy Provider in connection therewith. For purposes of this
Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

                  SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

                  SECTION 8. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the financing of each Aircraft hereunder but shall terminate on the expiration or other termination of this Agreement.

                  (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                  (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Initial Purchasers and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement. To the extent that this Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 6 hereof (including, but not limited to rights, powers, privileges, benefits, interests, remedies and claims under Section 6) each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

                  SECTION 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       AMERICA WEST AIRLINES, INC.


                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                       Address: 4000 East Sky Harbor Boulevard
                                                Phoenix, Arizona 85034
                                                Attention: Vice President
                                                - Treasurer
                                                Facsimile:  (602) 693-5886


                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee


                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                       Address: Rodney Square North

                                                1100 North Market Street
                                                Wilmington, Delaware 19890
                                                Attention:  Corporate Trust
                                                             Administration
                                                Facsimile:  (302) 651-8882

                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent


                                       By
                                         --------------------------------------
                                         Name:
                                         Title:

                                       Address: Rodney Square North
                                                1100 North Market Street
                                                Wilmington, Delaware 19890
                                                Attention:  Corporate Trust
                                                             Administration
                                                Facsimile:  (302) 651-8882


                                       WILMINGTON TRUST COMPANY,
                                       as Escrow Agent


                                       By
                                         --------------------------------------
                                          Name:
                                          Title:

                                       Address: Rodney Square North
                                                1100 North Market Street
                                                Wilmington, Delaware 19890
                                                Attention:  Corporate Trust
                                                             Administration
                                                Facsimile:  (302) 651-8882


                                       WILMINGTON TRUST COMPANY,
                                       as Paying Agent

                                       By
                                         --------------------------------------
                                          Name:
                                          Title:

                                       Address: Rodney Square North
                                                1100 North Market Street
                                                Wilmington, Delaware 19890
                                                Attention:  Corporate Trust
                                                             Administration
                                                Facsimile:  (302) 651-8882

                                  SCHEDULE I to
                             Note Purchase Agreement

                     AIRCRAFT AND SCHEDULED DELIVERY MONTHS

                                         Expected                     Expected
                                       Registration                Manufacturer's            Scheduled
        Aircraft Type                     Number                    Serial Number          Delivery Month
        -------------                     ------                    -------------          --------------
           A319-132                       N807AW                        1064              August 1999
           A319-132                       N808AW                        1088              September 1999
           A319-132                       N809AW                        1111              October 1999
           A319-132                       N810AW                        1116              November 1999
           A319-132                       N811AW                        1178              February 2000
           A320-232                       N654AW                        1050              August 1999
           A320-232                       N655AW                        1075              September 1999
           A320-232                       N656AW                        1079              October 1999
           A320-232                       N657AW                        1083              October 1999
           A320-232                       N658AW                        1166              February 2000

                                 SCHEDULE II to
                             Note Purchase Agreement

                          PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of America West Airlines Pass Through Trust, Series 1999-1G-O.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of America West Airlines Pass Through Trust, Series 1999-1C-O.

                                 SCHEDULE III to
                             Note Purchase Agreement

                               DEPOSIT AGREEMENTS

Deposit Agreement (Class G) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV to
                             Note Purchase Agreement

                       ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class G) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, the Initial Purchasers, the Pass Through Trustee and the Paying Agent.

                                  SCHEDULE V to
                             Note Purchase Agreement

                            MANDATORY DOCUMENT TERMS

                       (cross references to be confirmed)

The terms "Trust Indenture Form", "Lease Form" and "Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

1. May not modify in any material adverse respect the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a security interest in and mortgage lien on the Aircraft and, in the case of a Leased Aircraft Indenture, the Lease or to eliminate any of the "Secured Obligations" as defined therein or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Mortgagee the provisions of Article II or III or in the case of a Leased Aircraft Indenture Section 4.02, 4.03, 4.04, 5.02, 5.06, 9.01(b), 10.04, 10.11 or 10.12 of the Trust Indenture Form or in the case of an Owned Aircraft Indenture Article IV, Section 5.01, 5.02, 6.02, 10.01, 11.04, 11.11 or 11.12 of the Trust Indenture Form.

2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Mortgagee the provisions of Section 3.2.1(e), 3.3(c), 4.7, the final sentence of 7.1.1, 10.3.1(d)(ii),
         13.3, 16, 17.3, 18.3 or 18.6(a) of the Lease Form or otherwise modify the terms of the Lease Form so as to deprive the Mortgagee of rights expressly granted to the "Mortgagee" therein.

3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Section (Owned Aircraft Section references shown in '[ ]') 5.1.9[3.1.7], 5.1.10[3.1.8], 5.1.11[3.1.9],
         5.1.12[3.1.10], 7.5[5.3], 12[9], 15.7(a)[11.7(a)] or 15.9[11.9] of the
         Participation Agreement Form or of the provisions of Section 5.1.2(xxiii)[3.1.2(xvi)] or 10.1.1(a)(iv) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 7.6.11(a)(ii)[5.4.5(a)(ii)] of the Participation Agreement Form as regards the rights of the Mortgagee thereunder or of the provisions of Section 5.1.16[3.1.14] of the Participation Agreement Form so as to deprive the Note Holders of a first priority security interest as provided therein in and mortgage lien on the Aircraft and the Lease or otherwise modify the terms of the Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Providers or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers or the Mortgagee, the definition of "Make Whole Amount" in Annex A to the Participation Agreement Form.

Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider, the Mortgagee or the Certificateholders.

                                 SCHEDULE VI to
                             Note Purchase Agreement

                            MANDATORY ECONOMIC TERMS

Equipment Notes
---------------
Obligor:                                  America West Airlines, Inc. or an Owner Trust

Maximum Principal Amount:                 the maximum principal amount of all
                                          the Equipment Notes issued with
                                          respect to an Aircraft may not exceed
                                          the maximum principal amount of
                                          Equipment Notes indicated for each
                                          such Aircraft as set forth in
                                          "Offering Memorandum Summary --
                                          Equipment Notes and the Aircraft"
                                          under the column "Maximum Principal
                                          Amount of Equipment Notes";

Initial Average Life:                     the average life per aircraft of the
                                          Series G Equipment Notes shall not be
                                          less than 10.5 years or extend beyond
                                          13.0 years and of the Series C
                                          Equipment Notes shall not be less than
                                          2.0 years or extend beyond 3.5 years,
                                          in each case from the Issuance Date;

Average Life (in years):                  as of the first Regular Distribution
                                          Date following the delivery of the
                                          last Aircraft to be delivered, the
                                          average life of the Class G
                                          Certificates and the Class C
                                          Certificates shall not extend beyond,
                                          respectively, 11.5 years and 3.0 years
                                          from the Issuance Date;

Loan to Aircraft Value:                   the loan to aircraft value ratio with
                                          respect to each Aircraft at the time
                                          of issuance of the related Equipment
                                          Notes and on any Regular Distribution
                                          Date thereafter shall not exceed the
                                          percentages set forth in the following
                                          table:


                                                             SERIES G                    SERIES C
                              AIRCRAFT TYPE              EQUIPMENT NOTES              EQUIPMENT NOTES
                              -------------              ---------------              ---------------
                              A319-100                         57%                          62%
                              A320-200                         57%                          62%


                              (in each case computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Offering
                              Memorandum Summary -- Equipment Notes and the
                              Aircraft" under the column "Appraised Value" and the Depreciation Assumption defined under
                              "Offering Memorandum Summary -- Loan to Aircraft
                              Value Ratios")


Final Maturity Date:                      the final maturity date of (a) the
                                          Series G Equipment Notes may not be
                                          extended beyond January 2, 2019 and
                                          (b) the Series C Equipment Notes may
                                          not be extended beyond January 2,
                                          2006;

Principal Amount:                         the original aggregate principal
                                          amount of all of the Equipment Notes
                                          of each Series shall not exceed the
                                          original aggregate face amount of the
                                          Certificates issued by the
                                          corresponding Trust and the original
                                          aggregate principal amount of all
                                          Equipment Notes for all Aircraft shall
                                          not exceed the aggregate face value
                                          amount of all Certificates;

Debt Rate:                                the interest rate applicable to each
                                          Series of Equipment Notes must be
                                          equal to the rate applicable to the
                                          Certificates issued by the
                                          corresponding Pass Through Trust;

Payment Due Rate:                         Debt Rate plus 1% per annum

Payment Dates:                            January 2 and July 2 commencing with
                                          the first such date after the
                                          applicable Equipment Notes are issued

Make-Whole Premiums:                      as provided in Article II of the form
                                          of Trust Indenture marked as Exhibits
                                          A-3 and C-2 of the Note Purchase
                                          Agreement (the "Trust Indenture Form")

Redemption and Purchase:                  as provided in Article II of the Trust
                                          Indenture Form

Lease
-----

Term:                                     The Base Lease Term shall expire by
                                          its terms on or after final maturity
                                          date of the related Series G or Series
                                          C Equipment Notes

Lease Payment Dates:                      January 2 and July 2 commencing with
                                          the first such date after the Lease is
                                          entered into, to and including the
                                          last such date in the Term

Minimum Rent:                             Basic Rent due and payable on each
                                          Payment Date shall be at least
                                          sufficient to pay in full, as of such
                                          Payment Date (assuming timely payment
                                          of the related Equipment Notes prior
                                          to such Date), the aggregate principal
                                          amount of scheduled installments due
                                          on the related Equipment Notes
                                          outstanding on such Payment Date
                                          together with accrued and unpaid
                                          interest thereon

Supplemental Rent:                        Sufficient to cover the sums described
                                          in clauses (a) through (d) of such
                                          term as defined in Annex A to the form
                                          of Lease (the "Lease Form") marked as
                                          Exhibit A-2 of the Note Purchase
                                          Agreement

EBO Amount (if any):                      At all times equal to or greater than
                                          the then outstanding principal amount
                                          of the related Equipment Notes
                                          together with accrued interest thereon

Stipulated Loss Value:                    At all times equal to or greater than
                                          the then outstanding principal amount
                                          of the related Equipment Notes
                                          together with accrued interest thereon

Termination Value:                        At all times equal to or greater than
                                          the then outstanding principal amount
                                          of the related Equipment Notes
                                          together with accrued interest thereon

All-risk hull insurance:                  not less than Stipulated Loss Value,
                                          subject to Lessee's right to
                                          self-insure on terms no more favorable
                                          to Lessee in any material respect than
                                          those set forth in Annex D of the form
                                          of Lease marked as Exhibit A-2.

Minimum Liability Insurance Amount:       as set forth in Schedule 1 to the form
                                          of Lease marked as Exhibit A-2.

Payment Due Rate:                         as set forth in Annex A to the form of
                                          Lease marked as Exhibit A-2.

SLV Rate:                                 as set forth in Schedule 1 to the form
                                          of Lease marked as Exhibit A-2.


Participation Agreement

Mortgagee, Subordination Agent, Liquidity Providers, the Policy Provider, Pass Through Trustees, and Escrow Agents indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement (the "Participation Agreement Form") marked as Exhibits A-1 and C-1 to the Note Purchase Agreement

                                 SCHEDULE VII to
                             Note Purchase Agreement

                         AGGREGATE AMORTIZATION SCHEDULE

                                     1999-1G Trust Scheduled                 1999-1C Trust Scheduled
  Date                                   Principal Payment                       Principal Payment
  ----                                   -----------------                       -----------------
January 2, 2000                        $      5,387,382.98                          $3,085,129.91
July 2, 2000                                          0.00                                   0.00
January 2, 2001                               6,414,664.01                           2,507,586.93
July 2, 2001                                          0.00                                   0.00
January 2, 2002                               7,060,279.46                           3,770,663.17
July 2, 2002                                          0.00                                   0.00
January 2, 2003                               8,014,608.99                           3,987,376.87
July 2, 2003                                          0.00                                   0.00
January 2, 2004                               9,365,617.80                           3,958,605.13
July 2, 2004                                          0.00                                   0.00
January 2, 2005                              12,495,401.20                           1,685,711.66
July 2, 2005                                          0.00                                   0.00
January 2, 2006                              13,083,696.06                           1,162,926.33
July 2, 2006                                          0.00                                   0.00
January 2, 2007                              11,209,723.45                                   0.00
July 2, 2007                                  3,095,483.98                                   0.00
January 2, 2008                               3,106,003.55                                   0.00
July 2, 2008                                  6,408,747.64                                   0.00
January 2, 2009                               3,385,324.07                                   0.00
July 2, 2009                                  5,670,310.34                                   0.00
January 2, 2010                               3,069,836.70                                   0.00
July 2, 2010                                  4,243,182.39                                   0.00
January 2, 2011                               2,501,500.00                                   0.00
July 2, 2011                                  6,422,511.70                                   0.00
January 2, 2012                               2,266,831.17                                   0.00
July 2, 2012                                  8,733,335.37                                   0.00
January 2, 2013                               4,991,073.36                                   0.00
July 2, 2013                                  7,171,109.55                                   0.00
January 2, 2014                               8,144,628.68                                   0.00
July 2, 2014                                 12,065,086.82                                   0.00
January 2, 2015                               6,717,588.43                                   0.00
July 2, 2015                                  4,826,264.36                                   0.00
January 2, 2016                              12,146,939.44                                   0.00
July 2, 2016                                  2,561,617.20                                   0.00
January 2, 2017                              14,110,504.32                                   0.00
July 2, 2017                                  4,443,412.96                                   0.00
January 2, 2018                              21,448,979.41                                   0.00
July 2, 2018                                    633,454.03                                   0.00
January 2, 2019                              12,472,900.58                                   0.00

                                   ANNEX A to
                             Note Purchase Agreement

                                   DEFINITIONS

"Act" means 49 U.S.C. Sections 40101-46507.

"Adjusted Treasury Yield" means the Treasury Yield plus, in the case of a distribution to holders of Class G Certificates, 225 basis points and, in the case of a distribution to holders of Class C Certificates, 250 basis points.

"Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

"Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

"Aircraft Purchase Agreement" means the Airbus A319/A320 Purchase Agreement, dated as of September 12, 1997, between the Company and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement).

"Aircraft Purchase Agreement Assignment" means an Assignment and Delegation Agreement substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

"Assumed Amortization Schedule" means Schedule VII to the Note Purchase
Agreement.

"Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

"Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Phoenix, Arizona, Hartford, Connecticut or Wilmington, Delaware.

"Certificate" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Certificateholder" means the Person in whose name a Certificate is registered in the Register.

"Class" means the class of Certificates issued by each Pass Through Trust.

"Class G Trust " has the meaning specified in the Intercreditor Agreement.

"Company" means America West Airlines, Inc., a Delaware corporation.

"Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

"Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

"Delivery Period Termination Date" means the earlier of (a) May 30, 2000, or, if the Equipment Notes relating to all of the Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, August 31, 2000 and (b) the date on which Equipment Notes issued with respect to all of the Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

"Delivery Date" means the Business Day on which an Aircraft is delivered to and accepted by the Company or otherwise becomes subject to any Financing Agreement.

"Deposit" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"Deposit Agreement" shall mean the Initial Deposit Agreements set forth on
Schedule III hereto and, from and after the transfer of the Deposits to a Replacement Depositary, shall refer to the corresponding Replacement Deposit Agreements between the Escrow Agent and the Replacement Depositary.

"Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus any Non-Premium Amount applicable to such Class of Certificates and, in the case of Class C Certificates only, the Par Redemption Amount were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Adjusted Treasury Yield over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates minus any Non-Premium Amount applicable to such Class of Certificates and, in the case of Class C Certificates only, the Par Redemption Amount (the remainder of such subtraction, the "Net Deposits") plus accrued and unpaid interest on the Net Deposits to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

"Depositary" means ABN AMRO Bank N.V., a banking institution organized under the laws of the Netherlands, acting through its Chicago branch and, from and after the transfer of the Deposits to a Replacement Depositary, shall mean such Replacement Depositary.

"Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

"Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

"FAA" means the Federal Aviation Administration of the United States.

"Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

"Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

"Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

"H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

"Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

"Initial Purchasers" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

"Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Issuance Date" means the date of the original issuance of the Certificates.

"Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

"Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

"Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft

Indenture, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft.

"Leased Aircraft" means an Aircraft subject to a Lease.

"Leased Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

"Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

"Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

"Liquidity Provider" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"Loan Trustee" means the "Mortgagee" as defined in the Financing Agreements.

"Mandatory Document Terms" means the terms set forth on Schedule V to the Note Purchase Agreement.

"Mandatory Economic Terms" means the terms set forth on Schedule VI to the Note Purchase Agreement.

"Manufacturer" means AVSA, S.A.R.L., solely in its capacity as manufacturer or seller of Aircraft.

"Material Adverse Change" means, with respect to any Person, any event, condition or circumstance that materially and adversely affects such Person 's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

"Non-Premium Amount" means, with respect to any Class of Certificates, if any Aircraft has not been delivered by the Manufacturer on or prior to the Delivery Period Termination Date due to any reason not occasioned by the Company's fault or negligence and no Substitute Aircraft has been provided in lieu of such Aircraft, an amount equal to the maximum principal amount of Equipment Notes with respect to such Aircraft that could have been issued and acquired by the Pass Through Trust that issued such Class of Certificates in accordance with the Mandatory Economic Terms.

"Note Holder" means at any time each registered holder of one or more Equipment Notes.

"Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

"Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

"Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Policy Provider Agreement, the Policy, the Intercreditor Agreement, the Registration Rights Agreements, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

"Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

"Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

"Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture and the Equipment Notes issued thereunder.

"Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

"Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

"Par Redemption Amount" means $5,000,000.

"Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

"Pass Through Trust" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trust Agreement" has the meaning set forth in the third recital to the Note Purchase Agreement.

"Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

"Policy " has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"Policy Obligations" has the meaning specified in the Intercreditor Agreement.

"Policy Provider" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"Policy Provider Agreement" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

"Qualified Owner Participant" means any bank, trust company, insurance company, financial institution, limited liability company, partnership or corporation, in each case with a combined capital and surplus or net worth of at least $50,000,000.

"Rating Agencies" means, collectively, at any time, each nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc.

"Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement, with respect to Substitute Aircraft or with respect to a Special Structure, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for an Aircraft or the utilization of other financing agreements in connection with such Special Structure, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy) or (ii) a withdrawal or suspension of the rating of any Class of Certificates, in each case, without reference to the Policy.

"Register" means the register maintained pursuant to Sections 3.04 and 7.12 of each Pass Through Trust Agreement.

"Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of the Issuance Date, among the Initial Purchasers, the Pass Through Trustees and the Company, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

"Regular Distribution Dates" shall mean January 2 and July 2 of each year, commencing January 2, 2000.

"Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing
(a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by
(ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

"Replacement Depositary" has the meaning set forth in Section 4(a)(vii) of the Note Purchase Agreement.

"Replacement Deposit Agreement" means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary and without regard to the Policy).

"Scheduled Delivery Date" has the meaning set forth in Section 1(b) hereof.

"Section 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

"Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

"Series D Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder, if any.

"Series G Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series G" thereunder.

"Special Structure" has the meaning set forth in Section 1(c) of the Note Purchase Agreement.

"Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

"Substitute Aircraft" has the meaning set forth in Section 1(f) of the Note Purchase Agreement.

"Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

"Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

"Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date (of such Equipment Note) and (B) the other maturing as close as possible to, but later than, the Average Life Date (of such Equipment Note), in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date (of such Equipment Note) is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

"Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

"Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

"Unindemnified Taxes" has the meaning assigned to such term in the Intercreditor Agreement.

"WTC" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             Note Purchase Agreement

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT A-2 to
                             Note Purchase Agreement

                                  FORM OF LEASE

                                 EXHIBIT A-3 to
                             Note Purchase Agreement

                        FORM OF LEASED AIRCRAFT INDENTURE

                                 EXHIBIT A-4 to
                             Note Purchase Agreement

                 FORM OF AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                                 EXHIBIT A-5 to
                             Note Purchase Agreement

                     FORM OF LEASED AIRCRAFT TRUST AGREEMENT

                                  EXHIBIT B to
                             Note Purchase Agreement

                             FORM OF DELIVERY NOTICE

                         Dated as of __________ __, ____

To each of the addressees listed

         in Schedule A hereto

                  Re: Delivery Notice in accordance with Note Purchase Agreement referred to below

Gentlemen:

         Reference is made to the Note Purchase Agreement dated as of September 21, 1999 among America West Airlines, Inc. (the "Company"), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), Wilmington Trust Company, as Subordination Agent (the "Subordination Agent"), Wilmington Trust Company, as Escrow Agent (the "Escrow Agent") and Wilmington Trust Company, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

         Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Airbus ___ aircraft with manufacturer's serial number _______ (the "Aircraft"), of the following:

(1) The Company has elected to treat the Aircraft as a [Leased](1)/[Owned](2) Aircraft;

(2)      The Scheduled Delivery Date of the Aircraft is __________ __, ____; and

(3) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Scheduled Delivery Date, in connection with the financing of such Aircraft is as follows:

         (a) the Class G Trustee shall purchase Series G Equipment Notes in the amount of $__________; and

         (b) the Class C Trustee shall purchase Series C Equipment Notes in the amount of $__________.

------------------------
1   To be inserted in the case of a Leased Aircraft.

2   To be inserted in the case of an Owned Aircraft.

         The Company hereby instructs the Class G Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, ____ [a date which is no later than one Business Day prior to the Scheduled Delivery Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, ____ [a date which is no later than one Business Day prior to the Scheduled Delivery Date] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

         The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of _____ __, ____ among the Company, as [Lessee](3)/[Owner](4), the Subordination Agent, the Pass Through Trustee, ___________________, as Mortgagee [and Loan Participant, _____________________,
as Owner Trustee and _________, as Owner Participant](5), (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

         [The Company hereby certifies that the Owner Participant with respect to the Aircraft is (a) not an Affiliate of the Company and (b) a [Qualified Owner Participant/person whose obligations under the Owner Participant Agreements (as defined in the Participation Agreement) are guaranteed by a Qualified Owner Participant].](6)

Yours faithfully,

America West Airlines, Inc.

By:
   -------------------------------
   Name:
   Title:



------------------------
3   To be inserted in the case of a Leased Aircraft.

4   To be inserted in the case of an Owned Aircraft.

5   To be inserted in the case of a Leased Aircraft.

6   To be inserted in the case of a Leased Aircraft.

                                   SCHEDULE A


Wilmington Trust Company, as
   Pass Through Trustee, Subordination
   Agent, Escrow Agent and Paying Agent
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust
           Administration
Facsimile: (302) 651-8882

Standard & Poor's Ratings Services
55 Water Street, 35th Floor
New York, New York  10041
Attention:  Betsy R. Snyder
Facsimile:  (212) 438-7811

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Bob Jankowitz
Facsimile:  (212) 553-4600

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention:  David Nemschoff
Facsimile:  (212) 208-3113

                                                                         ANNEX A

                             WITHDRAWAL CERTIFICATE

                                  (Class __)(7)

Wilmington Trust Company,
as Escrow Agent

Dear Sirs:

                  Reference is made to the Escrow and Paying Agent Agreement, dated as of September 21, 1999 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at (312) 606-8428.

                                       Very truly yours,

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity by solely as Pass
                                       Through Trustee


                                       By:_____________________________________
                                          Name:
                                          Title:

Dated: _______ __, ____



------------------------
7   Insert letter of appropriate class of Certificates.

                                                                       EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL

ABN AMRO BANK N.V.,
  Chicago Branch
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Vice President - Aerospace
Telecopier: (312) 606-8428

Gentlemen:

                  Reference is made to (i) the Deposit Agreement (Class G) dated as of September 21, 1999 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, ____, upon the telephonic request of a representative of the Pass Through Trustee.

                                       WILMINGTON TRUST COMPANY,
                                       as Escrow Agent


                                       By:_____________________________________
                                          Name:
                                          Title:

Dated: _______ __, ____

                                                                       EXHIBIT B

                          NOTICE OF PURCHASE WITHDRAWAL

ABN AMRO BANK N.V.,
  Chicago Branch
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Vice President - Aerospace
Telecopier: (312) 606-8428

Gentlemen:

                  Reference is made to (i) the Deposit Agreement (Class C) dated as of September 21, 1999 (the "Deposit Agreement") between Wilmington Trust Company, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, ____, upon the telephonic request of a representative of the Pass Through Trustee.

                                       WILMINGTON TRUST COMPANY,
                                       as Escrow Agent


                                       By:_____________________________________
                                             Name:
                                             Title:

Dated: _______ __, ____

                                 EXHIBIT C-1 to
                             Note Purchase Agreement

                 FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT C-2 to
                             Note Purchase Agreement

                        FORM OF OWNED AIRCRAFT INDENTURE

                                  EXHIBIT D to
                             Note Purchase Agreement

         ADDITIONAL SUBORDINATION PROVISION FOR SERIES D EQUIPMENT NOTES



                  Subordination.



                  (a) As between the Note Holders, this Trust Indenture shall be a subordination agreement for purposes of
                           Section 510 of the United States Bankruptcy Code, as amended, from time to time.

                  (b) If any Note Holder receives any payment in respect of any obligations owing hereunder, which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

                  (c) Each of the Note Holders may take any of the following actions without impairing its rights under this Trust Indenture:

                           (i) obtain a Lien on any property to secure any amounts owing to it hereunder,

                           (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder,

                           (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, or release or compromise any obligation of any obligor with respect thereto,

                           (iv) refrain from exercising any right or remedy, or delay in exercising such right or remedy, which it may have, or

                           (v) take any other action which might discharge a subordinated party or a surety under applicable law;

                           provided, however, that the taking of any such actions by any of the Note Holders shall not prejudice the rights or adversely affect the obligations of any other party under this Trust Indenture.